Exhibit 99.1

NEWS RELEASE	Nasdaq: OMNI

4500 NE Evangeline Thruway • Carencro, LA 70520 • Phone • 337-896-6664 • Fax 337-896-6655

FOR IMMEDIATE RELEASE	No. 10-12

For more information contact: Ronald D. Mogel, Senior Vice President and Chief Financial Officer

Phone: (337) 896-6664

OMNI ANNOUNCES EXTENSION OF TIME TO CURE DEFICIENCY

CARENCRO, LA – July 15, 2010 – OMNI ENERGY SERVICES CORP. (NASDAQ GM: OMNI) today announced that NASDAQ has granted the Company an extension of time to regain compliance with NASDAQ Rule 5250(c)(1) (the “Rule”). As previously disclosed by the Company on May 24, 2010, the Company received a standard notification from NASDAQ as a result of the failure to file the Company’s Form 10-Q for the period ended March 31, 2010 (“Form 10-Q”) as required under the Rule.

As previously reported, the Company timely filed a Form 12b-25 with the Securities and Exchange Commission on May 18, 2010 disclosing that “The Audit Committee of the Board of Directors of OMNI Energy Services Corp. (the “Company”), with the assistance of management, is conducting an internal review related to the Company’s accounting for subordinated promissory notes in connection with certain acquisitions which occurred in prior periods. Until the completion of this review, the Company is unable to complete the preparation of its Quarterly Report on Form 10-Q for the quarter ended March 31, 2010. The Company plans to file the Form 10-Q as soon as practicable after the completion of this review, the completion of any additional accounting work required as a result of this review, and after the review of its financial statements for the quarter ended March 31, 2010 by the Company’s independent registered public accountants.”

The Company submitted a plan to regain compliance with the Rule for submission to NASDAQ on July 6, 2010 and was subsequently notified on July 13, 2010 that an extension of time to regain compliance had been granted until November 15, 2010. The terms of the extension provide that the Company must file the Form 10-Q on or before November 15, 2010. If the Company does not meet this deadline, NASDAQ Staff will provide written notification that the Company’s common stock will be delisted, subject to any appeal the Company may initiate. It is the Company’s intention to regain compliance as soon as practicable pending completion of the above mentioned internal review.

About OMNI Energy Services Corp.

Headquartered in Carencro, LA, OMNI Energy Services Corp. offers a broad range of integrated services to geophysical companies engaged in the acquisition of on-shore seismic data and to oil and gas companies operating primarily in the Gulf of Mexico. OMNI provides its services through three business segments: Seismic Services (including drilling, survey and permitting services), Environmental and Other Services, and Equipment Leasing. OMNI’s services play a significant role with geophysical companies who have operations in marsh, swamp, shallow water and the U.S. Gulf Coast also called transition zones and contiguous dry land areas also called highland zones.

Safe Harbor Regarding Forward-Looking Statements

Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risks and uncertainties associated with our ability to timely complete our internal review referenced above, the impact of the current economic climate, the efficacy of I.M.P.A.C.T. ™ cleaning technology and receipt of its patent, the timely conversion of seismic drilling backlog into revenue, the acceptance and use of OMNI’s environmental cleaning services, OMNI’s dependence on activity in the oil and gas industry, labor shortages, permit delays, dependence on significant customers, seasonality and weather risks, competition, technological evolution, the ultimate outcome of pending litigation, the continued growth of our environmental and other services and equipment leasing business segments, and other risks detailed in OMNI’s filings with the Securities and Exchange Commission.

Important Additional Information Will be Filed With the SEC

This communication is not a solicitation of a proxy from any security holder of OMNI. In connection with the proposed transactions contemplated by that certain Agreement and Plan of Merger by and between OMNI, Wellspring OMNI Holdings Corporation, and Wellspring OMNI Acquisition Corporation, as described in OMNI’s Current Report on Form 8-K filed with the SEC on June 4, 2010, OMNI has filed a preliminary proxy statement and Schedule 13E-3 and OMNI intends to file with the SEC and mail to its shareholders a definitive proxy statement and Schedule 13E-3. OMNI SHAREHOLDERS ARE ENCOURAGED TO READ THE PROXY STATEMENT AND SCHEDULE 13E-3 AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND THE PARTIES TO THE TRANSACTION.

Investors and security holders will be able to obtain free copies of the Proxy Statement, the Schedule 13E-3 and other documents filed with the SEC by OMNI (when available) through the website maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of such documents from OMNI by contacting OMNI Energy Services Corp., 4500 N.E. Evangeline Thruway, Carencro, LA 70520, Attn: Corporate Secretary, telephone 337-896-6664.

OMNI and its directors and officers may be deemed to be participants in the solicitation of proxies with respect to the transactions contemplated by the merger agreement. Information regarding OMNI’s directors and executive officers is contained in OMNI’s Annual Report on Form 10-K for the year ended December 31, 2009 and its proxy statement dated April 30, 2010, each of which is filed with the SEC. You can obtain free copies of these documents from OMNI using the contact information set forth above. Additional information regarding interests of such participants will be included in the Proxy Statement and the Schedule 13E-3 that will be filed with the SEC and available free of charge as indicated above.

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